                Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES SCHEDULES

FISCAL 2006 FIRST QUARTER FINANCIAL RESULTS AND CONFERENCE CALL

VALHALLA, NY – December 13, 2005 -- Del Global Technologies Corp. (DGTC) (“Del Global”) today announced that it will issue its form 10-Q later today and its financial results for the fiscal 2006 first quarter ended October 29, 2005 on Wednesday, December 14, 2005 before the opening of the stock market. Management will conduct a conference call on Thursday, December 15, 2005 at 12:30 pm Eastern Time to discuss these results.

The telephone number to join this conference call is (888) 737-9832 (Domestic) or (706) 679-0770 (International). A taped replay of the call will be available through 5:00 P.M. Eastern Time on Tuesday, December 20, 2005. Please dial (800) 642-1687 (Domestic) or (706) 645-9291 (International) and enter the number 3395828 to listen to the replay. In addition, the conference call will be broadcast live over the Internet under the “Investor Relations” section of Del Global’s web site at www.delglobal.com; click on “Presentations & Webcasts.” To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed on Del Global’s website for approximately five business days.

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global Technologies Corp. is primarily engaged in the design, manufacture and marketing of cost-effective medical imaging and diagnostic systems consisting of stationary and portable x-ray systems, radiographic/fluoroscopic systems, dental imaging systems and proprietary high-voltage power conversion subsystems for medical and other critical industrial applications. Through its RFI subsidiary, Del Global manufactures electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications.

CONTACT:

Del Global Technologies Corp.	INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer	The Equity Group Inc.
Mark Koch, Principal Accounting Officer	Devin Sullivan (212) 836-9608
(914) 686-3650	Maura Gedid (212) 836-9605